REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT


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                        IBJ SCHRODER BANK & TRUST COMPANY
                       (AS LENDER, ACM AGENT AND CO-AGENT)

                                      WITH

                      GENERAL ELECTRIC CAPITAL CORPORATION
                            (AS LENDER AND CO-AGENT)

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                                       AND


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                                   SWANK, INC.
                                   (BORROWER)


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                            Dated as of May 24, 1996


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




                                Table of Contents


I.  DEFINITIONS..........................................................  1
    1.1.          Accounting Terms.......................................  1
    1.2.          General Terms..........................................  1
    1.3.          Uniform Commercial Code Terms.......................... 16
    1.4.          Certain Matters of Construction........................ 16

II. ADVANCES, PAYMENTS................................................... 16
    2.1.          (a)        Revolving Advances.......................... 16
                  (b)        Discretionary Rights........................ 17
                  (c)        Reinstatement of Seasonal Advance Amount.... 17
    2.2.          Procedure for Revolving Advances Borrowing............. 17
    2.3.          Disbursement of Advance Proceeds....................... 17
    2.4.          Maximum Advances....................................... 18
    2.5.          Repayment of Advances.................................. 18
    2.6.          Repayment of Excess Advances........................... 18
    2.7.          Statement of Account................................... 18
    2.8.          Letters of Credit...................................... 19
    2.9.          Issuance of Letters of Credit.......................... 19
    2.10.         Requirements For Issuance of Letters of Credit......... 20
    2.11.         Additional Payments.................................... 21
    2.12.         Manner of Borrowing and Payment........................ 22
    2.13.         Mandatory Reductions................................... 23
    2.14.         Use of Proceeds........................................ 24
    2.15.         Defaulting Lender...................................... 24

III.INTEREST AND FEES.................................................... 25
    3.1.          Interest............................................... 25
    3.2.          Letter of Credit Fees.................................. 25
    3.3.          Facility Fee........................................... 26
    3.4.          Additional Fees........................................ 26
    3.5.          Computation of Interest and Fees....................... 26
    3.6.          Maximum Charges........................................ 26
    3.7.          Increased Costs........................................ 26
    3.8.          Capital Adequacy....................................... 27

IV.COLLATERAL:  GENERAL TERMS............................................ 28
    4.1.          Security Interest in the Collateral.................... 28
    4.2.          Perfection of Security Interest........................ 28
    4.3.          Disposition of Collateral.............................. 29
    4.4.          Preservation of Collateral............................. 29
    4.5.          Ownership of Collateral................................ 29
    4.6.          Defense of ACM Agent's and Lenders' Interests.......... 30
    4.7.          Books and Records...................................... 30
    4.8.          Financial Disclosure................................... 31
    4.9.          Compliance with Laws................................... 31
    4.10.         Inspection of Premises................................. 31
    4.11.         Insurance.............................................. 31
    4.12.         Failure to Pay Insurance............................... 32
    4.13.         Payment of Taxes....................................... 33
    4.14.         Payment of Leasehold Obligations....................... 33
    4.15.         Receivables............................................ 33

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                   (a)        Nature of Receivables...................... 33
                   (b)        Solvency of Customers...................... 34
                   (c)        Locations of Borrower...................... 34
                   (d)        Collection of Receivables.................. 34
                   (e)        Notification of Assignment of Receivables.. 34
                   (f)        Power of ACM Agent to Act on Borrower's
                              Behalf..................................... 34
                   (g)        No Liability............................... 35
                   (h)        Establishment of a Lockbox Account, Dominion
                              Account.................................... 36
                   (i)        Adjustments................................ 36
     4.16.         Inventory............................................. 36
     4.17.         Maintenance of Equipment.............................. 36
     4.18.         Exculpation of Liability.............................. 37
     4.19.         Environmental Matters................................. 37
     4.20.         Financing Statements.................................. 39

V.REPRESENTATIONS AND WARRANTIES......................................... 39
     5.1.          Authority............................................. 39
     5.2.          Formation and Qualification........................... 40
     5.3.          Survival of Representations and Warranties............ 40
     5.4.          Tax Returns........................................... 40
     5.5.          Financial Statements.................................. 40
     5.6.          Corporate Name........................................ 41
     5.7.          O.S.H.A. and Environmental Compliance................. 41
     5.8.          Solvency; No Litigation, Violation, Indebtedness
                        or Default....................................... 42
     5.9.          Patents, Trademarks, Copyrights and Licenses.......... 43
     5.10.         Licenses and Permits.................................. 43
     5.11.         Default of Indebtedness............................... 44
     5.12.         No Default............................................ 44
     5.13.         No Burdensome Restrictions............................ 44
     5.14.         No Labor Disputes..................................... 44
     5.15.         Margin Regulations.................................... 44
     5.16.         Investment Company Act................................ 44
     5.17.         Disclosure............................................ 44
     5.18.         Delivery of .......................................... 44
     5.19.         Swaps................................................. 45
     5.20.         Conflicting Agreements................................ 45
     5.21.         Application of Certain Laws and Regulations........... 45
     5.22.         Business and Property of Borrower..................... 45

VI.AFFIRMATIVE COVENANTS................................................. 45
     6.1.          Payment of Fees....................................... 45
     6.2.          Conduct of Business and Maintenance of Existence
                        and Assets....................................... 46
     6.3.          Violations............................................ 46
     6.4.          Government Receivables................................ 46
     6.5.          Execution of Supplemental Instruments................. 46
     6.6.          Payment of Indebtedness............................... 46
     6.7.          Standards of Financial Statements..................... 47
     6.8.          FINANCIAL COVENANTS................................... 47
                   (a)        Fixed Charge Coverage...................... 47
                   (b)        Additional Fixed Charge Coverage........... 47
                   (c)        Leverage Ratio............................. 47


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                    (d)        Inventory Turnover........................ 47

VII.NEGATIVE COVENANTS................................................... 48
    7.1.          Merger, Consolidation, Acquisition and Sale of
                         Assets.......................................... 48
    7.2.          Creation of Liens...................................... 48
    7.3.          Guarantees............................................. 48
    7.4.          Investments............................................ 48
    7.5.          Loans.................................................. 49
    7.6.          Capital Expenditures................................... 49
    7.7.          Dividends.............................................. 49
    7.8.          Indebtedness........................................... 49
    7.9.          Nature of Business..................................... 50
    7.10.         Transactions with Affiliates........................... 50
    7.11.         Leases................................................. 50
    7.12.         Subsidiaries........................................... 50
    7.13.         Fiscal Year and Accounting Changes..................... 50
    7.14.         Pledge of Credit....................................... 50
    7.15.         Amendment of Articles of Incorporation, By-Laws........ 50
    7.16.         Compliance with ERISA.................................. 50
    7.17.         Prepayment of Indebtedness............................. 51
    7.18.         Payment of Term Loan Note(s)........................... 51

VIII. CONDITIONS PRECEDENT............................................... 51
    8.1.          Conditions to Initial Advances......................... 51
                  (a)        Note........................................ 52
                  (b)        Filings, Registrations and Recordings....... 52
                  (c)        Corporate Proceedings of Borrower........... 52
                  (d)        Incumbency Certificates of Borrower......... 52
                  (e)        Certificates................................ 52
                  (f)        Good Standing Certificates.................. 52
                  (g)        Legal Opinion............................... 53
                  (h)        No Litigation............................... 53
                  (i)        Financial Condition Certificates............ 53
                  (j)        Collateral Examination...................... 53
                  (k)        Fees........................................ 53
                  (l)        Projections................................. 53
                  (m)        Term Loan Note(s)........................... 53
                  (n)        Intercreditor Agreements.................... 53
                  (o)        Insurance................................... 54
                  (p)        Title Insurance............................. 54
                  (q)        Environmental Reports....................... 54
                  (r)        Payment Instructions........................ 54
                  (s)        Blocked Accounts............................ 54
                  (t)        Consents.................................... 54
                  (u)        No Adverse Material Change.................. 54
                  (v)        Leasehold Agreements........................ 55
                  (w)        Mortgage.................................... 55
                  (x)        Other Documents............................. 55
                  (y)        Contract Review............................. 55
                  (z)        Closing Certificate......................... 55
                  (aa)       Undrawn Availability........................ 55
                  (ab)       Other....................................... 55
      8.2.        Conditions to Each Advance............................. 55
                  (a)        Representations and Warranties.............. 55


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                   (b)        No Default................................ 56
                   (c)        Maximum Advances.......................... 56

IX.INFORMATION AS TO BORROWER........................................... 56
     9.1.          Disclosure of Material Matters....................... 56
     9.2.          Schedules............................................ 57
     9.3.          Environmental Reports................................ 57
     9.4.          Litigation........................................... 57
     9.5.          Material Occurrences................................. 57
     9.6.          Government Receivables............................... 58
     9.7.          Annual Financial Statements.......................... 58
     9.8.          Quarterly Financial Statements....................... 58
     9.9.          Monthly Financial Statements......................... 59
     9.10.         Other Reports........................................ 59
     9.11.         Additional Information............................... 59
     9.12.         Projected Operating Budget........................... 60
     9.13.         Variances............................................ 60
     9.14.         Notice of Suits, Adverse Events...................... 60
     9.15.         ERISA Notices and Requests........................... 60
     9.16.         Additional Documents................................. 61

X. EVENTS OF DEFAULT.................................................... 61

XI.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT........................... 64
     11.1.         Rights and Remedies.................................. 64
     11.2.         ACM Agent's Discretion............................... 65
     11.3.         Setoff............................................... 65
     11.4.         Rights and Remedies not Exclusive.................... 65

XII.WAIVERS AND JUDICIAL PROCEEDINGS.................................... 66
     12.1.         Waiver of Notice..................................... 66
     12.2.         Delay................................................ 66
     12.3.         Jury Waiver.......................................... 66

XIII.EFFECTIVE DATE AND TERMINATION..................................... 66
     13.1.         Term................................................. 66
     13.2.         Termination.......................................... 67

XIV.REGARDING ACM AGENT AND THE CO-AGENTS............................... 67
     14.1.         Appointment.......................................... 67
     14.2.         Nature of Duties..................................... 68
     14.3.         Lack of Reliance on ACM Agent or Co-Agents and
                   Resignation.......................................... 68
     14.4.         Certain Rights of ACM Agent.......................... 69
     14.5.         Reliance............................................. 69
     14.6.         Notice of Default.................................... 70
     14.7.         Indemnification...................................... 70
     14.8.         Individual Capacity.................................. 70
     14.9.         Delivery of Documents................................ 70
     14.10.        Borrower's Undertaking to ACM Agent and Co-Agents.... 70
XIV. MISCELLANEOUS...................................................... 71
     15.1.         Governing Law........................................ 71
     15.2.         Entire Understanding................................. 71


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      15.3.         Successors and Assigns; Participations; New
                    Lenders............................................. 72
      15.4.         Application of Payments............................. 74
      15.5.         Indemnity........................................... 74
      15.6.         Notice.............................................. 74
      15.7.         Severability........................................ 76
      15.8.         Expenses............................................ 76
      15.9.         Injunctive Relief................................... 76
      15.10.        Consequential Damages............................... 76
      15.11.        Captions............................................ 76
      15.13.        Construction........................................ 77
      15.14.        Survival............................................ 77
      15.15.        Confidentiality..................................... 77
      15.16.        Publicity........................................... 77




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


                         List of Exhibits and Schedules


Exhibits


Exhibit 2.1(a)                      Revolving Credit Note
Exhibit 2.4                         Term Note
Exhibit 2.4(b)                      Equipment Note
Exhibit 2.9                         Letter of Credit and Security Agreement
Exhibit 5.5(a)                      Financial Projections
Exhibit 8.1(i)                      Financial Condition Certificate
Exhibit 15.3                        Commitment Transfer Supplement


Schedules

Schedule 1.2                        Permitted Encumbrances
Schedule 4.5                        Equipment and Inventory Locations
Schedule 5.2(a)                     States of Qualification and Good Standing
Schedule 5.2(b)                     Subsidiaries
Schedule 5.6                        Prior Names
Schedule 5.7                        Environmental
Schedule 5.8(b)                     Litigation
Schedule 5.8(d)                     Plans
Schedule 5.9                        Intellectual Property, Source Code Escrow
                                    Agreements
Schedule 5.10                       Licenses and Permits
Schedule 5.14                       Labor Disputes


758495.7/LCB/25254/061  5/24/96

                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT


                  Revolving Credit and Security Agreement dated as of May 24, 1996 among SWANK, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), the undersigned financial institutions and the various financial institutions which in accordance with the terms and provisions of
Section 15.3(c) hereof become Purchasing Lenders (collectively, the "Lenders" and individually a "Lender"), IBJ SCHRODER BANK & TRUST COMPANY ("IBJS"), GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), IBJS and GECC as agents for the Lenders (IBJS and GECC in such capacity, the "Co-Agents") and IBJS as administrative and collateral monitoring agent for the Lenders (IBJS in such capacity, the "ACM Agent").

                  IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders, ACM Agent and Co-Agents hereby agree as follows:

I.           DEFINITIONS.

             1.1.   Accounting   Terms.   As  used  in  this  Agreement  or  any
certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower on a consolidated basis for the fiscal year ended December 31, 1995.

             1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                         "ACM Agent" shall have the meaning set forth in the
preamble of this Agreement.

                         "Additional Fixed Charge Coverage" shall mean and
include, with respect to any fiscal period, the ratio of (I) (a) EBITDA for such period minus (b) actual capital expenditures of Borrower on a consolidated basis minus (c) cash payments for income taxes made by Borrower on a consolidated basis during such period to (II) the sum of (a) the aggregate interest expense during such period plus (b) the aggregate regularly scheduled principal payments with respect to Indebtedness for borrowed money and capitalized leases actually made during such period (but excluding the repayment of Advances hereunder and the repayment of the Indebtedness to the Term Loan Lenders contemplated by
Section 2.14(i)) plus (c) the aggregate amount of all loans, advances and other cash contributions or expenditures made by Borrower with respect to the Swank ESOP during such period.


758495.7/LCB/25254/061  5/24/96

                         "Advances" shall mean and include the Revolving
Advances and Letters of Credit.

                         "Advance Rates" shall have the meaning set forth in
Section 2.1(a) hereof.

                         "Affiliate" of any Person shall mean (a) any Person
(other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                         "Alternate Base Rate" shall mean, for any day, a rate
per  annum  equal to the  higher  of (i) the Base Rate in effect on such day and
(ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                         "Authority" shall have the meaning set forth in
Section 4.19(d).

                         "Base Rate" shall mean the base commercial lending
rate of IBJS as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by IBJS as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by IBJS to any particular class or category of customers of IBJS.

                         "Blocked Accounts" shall have the meaning set forth
in Section 4.15(h).

                         "Borrower" shall mean Swank, Inc., a Delaware
corporation, and all permitted successors and assigns.

                         "Borrower on a consolidated basis" shall mean the
consolidation in accordance with GAAP of the accounts or other items of Borrower and its Subsidiaries.

                         "Borrower's Account" shall have the meaning set forth
in Section 2.7.

                         "Business Day" shall mean any day other than a day on
which commercial banks in New York are authorized or required by law to close.



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                         "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C. ss.ss.9601 et seq.

                         "Change of Control" shall mean (a) the occurrence of
any event (whether in one or more transactions) which results in a transfer of control of Borrower or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

                         "Charges" shall mean all taxes, charges, fees,
imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Subsidiaries.

                         "Closing Date" shall mean May 24, 1996 or such other
date as may be agreed to by the parties hereto.

                         "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time and the regulations promulgated thereunder.

                         "Collateral" shall mean and include:

                                  (a)       all Receivables;

                                  (b)       all Equipment;

                                  (c)       all General Intangibles;

                                  (d)       all Inventory;

                                  (e)       all Real Property;

                                  (f)       all of Borrower's right, title and
interest in and to (i) its goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit,


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



setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to ACM Agent hereunder, or in any amendment or supplement hereto or executed in connection herewith;

                                  (g)   all of Borrower's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d),
(e), (f) or (g) of this Paragraph; and

                                  (h)    all proceeds and products of (a), (b),
(c), (d), (e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                         "Commitment Percentage" of any Lender shall mean the
percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

                         "Commitment Transfer Supplement" shall mean a
document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to ACM Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                         "Consents" shall mean all filings and all licenses,
permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other law.

                         "Controlled Group" shall mean all members of a
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.


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




                         "Current Assets" at a particular date, shall mean all
cash, cash equivalents, accounts and inventory of Borrower and its Subsidiaries and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower on a consolidated basis as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate to Borrower or its Subsidiaries, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower or its Subsidiaries, or (c) the cash surrender value of any life insurance policy.

                         "Current Liabilities" at a particular date, shall
mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower on a consolidated basis, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Borrower and its Subsidiaries payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve
(12) months after such date, (b) any payments in respect of any Indebtedness of Borrower and its Subsidiaries (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, and (d) all accruals for federal or other taxes measured by income payable within the following twelve (12) month period.

                         "Customer" shall mean and include the account debtor
with respect to any Receivable.

                         "Default" shall mean an event which, with the giving
of notice or passage of time or both, would constitute an Event of Default.

                         "Default Rate" shall have the meaning set forth in
Section 3.1 hereof.

                         "Defaulting Lender" shall have the meaning set forth
in Section 2.15(g) hereof.

                         "Depository Accounts" shall have the meaning set
forth in Section 4.15(h) hereof.

                         "Documents" shall have the meaning set forth in
Section 8.1(c) hereof.

                         "Dollar" and the sign "$" shall mean lawful money of
the United States of America.



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



                         "EBITDA" shall mean for any period the net income of
Borrower on a consolidated basis excluding extraordinary or non-recurring income items before interest expense, taxes, depreciation and amortization for said period of Borrower on a consolidated basis.

                         "Eligible Inventory" shall mean and include Inventory
excluding work in process but including unboxed but finished goods, valued at the lower of cost or market value, determined on a first- in-first-out basis, which is not, in ACM Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which ACM Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as ACM Agent may from time to time deem reasonably appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of ACM Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof the effect of which is to render such goods obsolete, slow moving or unmerchantable.

                         "Eligible Receivables" shall mean each Receivable
arising in the ordinary course of Borrower's business and which ACM Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as ACM Agent may from time to time deem reasonably appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to ACM Agent's perfected security interest and no Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence that is customary in Borrower's industry and is satisfactory to ACM Agent. In addition, no Receivable shall be an Eligible Receivable if:

                         (a)      it arises out of a sale made by Borrower to an
Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

                         (b)      it is due or unpaid more than (i) one hundred
twenty (120) days after its original invoice date or (ii) sixty (60) days after the original due date therefor;

                         (c)      fifty percent (50%) or more of the Receivables
from such Customer are not deemed Eligible Receivables hereunder;

Such percentage may, in ACM Agent's sole discretion, be increased or decreased from time to time;

                         (d)      any covenant, representation or warranty
contained in this Agreement with respect to such Receivable has been breached in any material respect;

                         (e)      the Customer shall (i) apply for, suffer, or
consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its


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



creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                         (f)      the sale is to a Customer outside the
continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to ACM Agent in its sole discretion;

                         (g)     the sale to the Customer is on a bill-and-hold,
guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper (unless Borrower shall have delivered such chattel paper to ACM Agent);

                         (h)    ACM Agent believes, in its sole credit judgment,
that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                         (i)      the Customer is the United States of America,
any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C.
Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                         (j)      the goods giving rise to such Receivable have
not been shipped to the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale (subject to Section 4.15(i));

                         (k)    the Receivables of the Customer exceed a credit
limit determined by ACM Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

                         (l)      the Receivable is subject to an offset,
deduction, defense, dispute, or counterclaim asserted by a Customer (but only to the extent of such offset, deduction, defense, dispute or counterclaim) or the Customer is also a creditor or supplier or the Receivable is contingent in any respect or for any reason;

                         (m)      Borrower has made any agreement with any
Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business, which discounts


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



or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                         (n)    shipment of the merchandise or the rendition of
services has not been completed;

                         (o)      any return, rejection or repossession of the
merchandise has occurred [to the extent of such return, rejection or repossession];

                         (p)   such Receivable is not payable to Borrower; or

                         (q)   such Receivable is not otherwise satisfactory to
ACM Agent as determined in good faith by ACM Agent in the exercise of its discretion in a reasonable manner.

                         "Environmental Complaint" shall have the meaning set
forth in Section 4.19(d) hereof.

                         "Environmental Laws" shall mean all federal, state
and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                         "Equipment" shall mean and include all of Borrower's
goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                         "Event of Default" shall mean the occurrence and
continuance of any of the events set forth in Article X hereof.

                         "Federal Funds Rate" shall mean, for any day, the
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by IBJS from three Federal funds brokers of recognized standing selected by IBJS.



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



                         "Fee Letter" shall mean the letter agreement dated
the Closing Date between Borrower and ACM Agent.

                         "Finished Goods Advance Rate" shall have the meaning
set forth in Section 2.1(a).

                         "Fixed Charge Coverage" shall mean and include, with
respect to any fiscal period,  the ratio of (I) (a) EBITDA for such period minus
(b) actual capital expenditures of Borrower on a consolidated basis minus (c) cash payments for income taxes made by Borrower on a consolidated basis during such period to (II) the sum of (a) the aggregate interest expense during such period plus (b) the aggregate regularly scheduled principal payments with respect to Indebtedness for borrowed money and capitalized leases actually made during such period of Borrower on a consolidated basis (but excluding the repayment of Advances hereunder and the repayment of the Indebtedness to the Term Loan Lenders contemplated by Section 2.14(i)).

                         "Formula Amount" shall have the meaning set forth in
Section 2.1(a).

                         "GAAP" shall mean generally accepted accounting
principles in the United States of America in effect from time to time.

                         "General Intangibles" shall mean and include all of
Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                         "Governmental Body" shall mean any nation or
government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                         "Hazardous Discharge" shall have the meaning set
forth in Section 4.19(d) hereof.

                         "Hazardous Substance" shall mean, without limitation,
any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.),


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



RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                         "Hazardous Wastes" shall mean all waste materials
regulated under Environmental Laws.

                         "Indebtedness" of a Person at a particular date shall
mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                         "Intercreditor Agreement" shall mean the
Intercreditor  Agreement  dated  May 24,  1996  between  ACM Agent and Term Loan
Agent.

                         "Inventory" shall mean all of Borrower's now owned or
hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                         "Lender" and "Lenders" shall have the meaning
ascribed to such term in the Preamble and shall include each person which is a Purchasing Lender.

                         "Lender Default" shall have the meaning set forth in
Section 2.15(a) hereof.

                         "Letters of Credit" shall have the meaning set forth
in Section 2.8.

                         "Letter of Credit Fees" shall have the meaning set
forth in Section 3.2.

                         "Leverage Ratio" shall mean and include, at a
particular date, the ratio of (a) the aggregate amount of all liabilities of Borrower on a consolidated basis to (b) Tangible Net Worth at such date.



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



                         "Lien" shall mean any mortgage, deed of trust,
pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                         "Material Adverse Effect" shall mean a material
adverse effect on (i) the business, assets, operations, prospects or financial condition of Borrower, (ii) Borrower's ability to pay the Obligations in accordance with the terms thereof, (iii) the Collateral or ACM Agent's Liens on the Collateral or the priority of any such Lien, or (iv) ACM Agent's, Co-Agents' and Lenders' rights and remedies under this Agreement and the Other Documents.

                         "Maximum Loan Amount" shall mean $25,000,000.

                         "Monthly Advances" shall have the meaning set forth
in Section 3.1 hereof.

                         "Mortgage" shall mean, collectively, the mortgages on
the Real Property, each securing the original principal amount of [$25,000,000] together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                         "Net Worth" at a particular date, shall mean all
amounts which would be included under shareholders' equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

                         "Non-Defaulting Lenders" shall have the meaning set
forth in Section 2.15(b) hereof.

                         "Obligations" shall mean and include any and all of
Borrower's Indebtedness and/or liabilities to ACM Agent, Co-Agents or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, whether arising under this Agreement or under any Other Document and all obligations of Borrower to ACM Agent, Co-Agents or Lenders to perform acts or refrain from taking any action hereunder or thereunder.

                         "Other Documents" shall mean the Mortgage, the
Questionnaire  and any and all  other  agreements,  instruments  and  documents,
including,  without  limitation,   guaranties,   pledges,  powers  of  attorney,
consents, and all other writings heretofore,


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



now or hereafter executed by Borrower and delivered to ACM Agent or any Co-Agent in respect of the transactions contemplated by this Agreement.

                         "Parent" of any Person shall mean a corporation or
other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                         "Participant" shall mean each Person who shall be
granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                         "Payment Office" shall mean initially One State
Street, New York, New York 10004; thereafter, such other office of ACM Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

                         "Permitted Encumbrances" shall mean (a) Liens in
favor of Agent for the benefit of ACM Agent, Co-Agents and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of ACM Agent or the value of the assets in which ACM Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon the Equipment, Real Property or other fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6;
(h) Liens in favor of Term Loan Agent and Term Loan Lenders as in existence on the Closing Date (subject to the priorities established in the Intercreditor Agreement); and (i) Liens disclosed on Schedule 1.2.

                         "Person" shall mean an individual, a partnership, a
corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.


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




                         "Plan" shall mean any employee benefit plan within
the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                         "Prepayment Date" shall have the meaning set forth in
Section 13.1 hereof.

                         "Projections" shall have the meaning set forth in
Section 5.5(a) hereof.

                         "Purchasing Lender" shall have the meaning set forth
in Section 15.3 hereof.

                         "Questionnaire" shall mean the Documentation
Information Questionnaire and the responses thereto provided by Borrower and delivered to ACM Agent.

                         "Raw Material Advance Rate" shall have the meaning
set forth in Section 2.1(a) hereof.

                         "RCRA" shall mean the Resource Conservation and
Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

                         "Real Property" shall mean all of Borrower's rights,
title and interest in and to the premises located at 6 Hazel
Street, Attleboro, Massachusetts and 345 Ely Avenue, So. Norwalk,
Connecticut.

                         "Receivables" shall mean and include all of
Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to ACM Agent or Lenders hereunder.

                         "Receivables Advance Rate" shall have the meaning set
forth in Section 2.1(a)(i) hereof.

                         "Related Person" shall mean as to any Person, any
other Person which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

                         "Release" shall have the meaning set forth in Section
5.7(c)(i) hereof.

                         "Required Lenders" shall mean Lenders holding at
least fifty one percent (51%) of the Advances as of the most recent Settlement Date.


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




                         "Revolving Advances" shall mean Advances made other
than Letters of Credit.

                         "Revolving Credit Note" shall mean the promissory
note referred to in Section 2.1(a) hereof.

                         "Revolving Interest Rate" shall mean an interest rate
per annum equal to the sum of the Alternate Base Rate plus one and one-half percent (1.5%) .

                         "Seasonal Advance Amount" at any date during the
Seasonal Advance Period shall mean up to $1,500,000 subject to reduction pursuant to Section 2.13 hereof and reinstatement pursuant to Section 2.1(c) hereof.

                         "Seasonal Advance Period" shall mean the period
commencing on March 1 of each year and ending on September 30 of such year during the Term.

                         "Settlement Date" shall mean the Closing Date and
thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                         "Swank ESOP" shall mean The New Swank, Inc.
Retirement Plan.

                         "Subsidiary" of any Person shall mean a corporation
or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                         "Tangible Net Worth" shall mean (a) the aggregate
amount of all assets of Borrower on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less
(b) the aggregate amount of all liabilities of Borrower on a consolidated basis.

                         "Term" shall have the meaning set forth in Section
13.1 hereof.

                         "Termination Event" shall mean (i) a Reportable Event
with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or


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



Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan.

                         "Term Loan Agent" shall mean The Chase Manhattan
Bank, N.A.

                         "Term Loan Agreement" shall mean the Second Amended
and Restated Credit Agreement dated as of May 24, 1996 among
Borrower, Term Loan Lenders and Term Loan Agent.

                         "Term Loan Lenders" shall mean The Chase Manhattan
Bank, N.A., Fleet National Bank and their permitted successors and assigns.

                         "Term Loan Note(s)" shall mean the promissory note(s)
issued by Borrower in favor of Term Loan Lenders pursuant to the Term Loan Agreement in the aggregate principal sum of not less than $4,000,000.

                         "Toxic Substance" shall mean and include any material
present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                         "Transferee" shall have the meaning set forth in
Section 15.3(b) hereof.

                         "Undrawn Availability" at a particular date shall
mean an amount equal to (a) the lesser of (i) the Formula Amount at such date or
(ii) the Maximum Loan Amount, minus (b) the sum of (i) the outstanding amount of Advances at such date plus (ii) all amounts due and owing to Borrower's trade creditors which are sixty (60) days or more past due at such date, plus, solely for purposes of Section 7.18 hereof, (c) cash on hand of Borrower in excess of $250,000.

                         "Virgin Island Subsidiary" shall mean Swank Sales
International (V.I.) Inc., a Virgin Islands corporation.

                         "Week" shall mean the time period commencing with the
opening of business on a Wednesday and ending on the end of business the following Tuesday.

                         "Working Capital" at a particular date, shall mean
the excess, if any, of Current Assets over Current Liabilities at such date.



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



             1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

             1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.          ADVANCES, PAYMENTS.

             2.1.        (a)      Revolving Advances.  Subject to the terms and
conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment
Percentage of the lesser of (x) the Maximum Loan Amount less the sum of (i) aggregate amount of outstanding Letters of Credit and
(ii) such reserves as ACM Agent may reasonably deem proper and necessary from time to time or (y) an amount equal to the sum of:

                         (i) 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                         (ii) the lesser of (A) (I) 15%, subject to the provisions of Section 2.1(b) hereof ("Raw Material Advance Rate"), of the value of the Eligible Inventory consisting of raw materials plus (II) 50%, subject to the provisions of Section 2.1(b) hereof ("Finished Goods Advance Rate") of the value of the Eligible Inventory consisting of finished goods (including unboxed but finished goods) (the Receivables Advance Rate, the Raw Material Advance Rate and the Finished Goods Advance Rate shall be referred to, collectively, as the "Advance Rates") or (B) $12,500,000, plus

                         (iii) solely during the Seasonal Advance Period, the Seasonal Advance Amount, minus

                         (iv) the aggregate amount of outstanding Letters of Credit, minus

                         (v) such reserves as ACM Agent may reasonably deem proper and necessary from time to time.


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




             The amount  derived from the sum of (x) Sections  2.1(a)(y)(i)  and
(ii) and (iii) minus (y) Section 2.1 (a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall otherwise be evidenced by the secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                         (b)     Discretionary Rights.  The Advance Rates may be
increased with the consent of Co-Agents or decreased by ACM Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

                         (c)      Reinstatement of Seasonal Advance Amount.  In
the event and to the extent the Seasonal Advance Amount has been reduced pursuant to Section 2.13 hereof at any time and from time to time, the Seasonal Advance Amount shall be increased (but in no event shall such increase cause the Seasonal Advance Amount to exceed $1,500,000) by an amount equal to fifty percent (50%) of the "hard cost" of new Equipment acquired by Borrower so long as Borrower has not financed the acquisition of such Equipment (other than through the use of Revolving Advances). As used herein, "hard cost" means the invoice cost of such Equipment less shipping, handling, taxes, installation and all other "soft" costs.

             2.2.        Procedure for Revolving Advances Borrowing.

                         Borrower may notify ACM Agent prior to 1:00 p.m. on a
Business Day of its request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation and such request shall be irrevocable.

             2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place ACM Agent may designate from time to time and, together with any and all other Obligations of Borrower to ACM Agent, Co-Agents or Lenders, shall be charged to Borrower's Account on ACM Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at IBJS, or such other bank as Borrower may designate following notification to ACM Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been


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



requested, be disbursed to ACM Agent to be applied to the outstanding Obligations giving rise to such deemed request.

             2.4. Maximum Advances. The aggregate balance of Advances outstanding at any time shall not exceed the lesser of (a) Maximum
Loan Amount or (b) the Formula Amount at such time.

             2.5.        Repayment of Advances.

                         (a)   The Advances shall be due and payable in full on
the last day of the Term subject to earlier prepayment as herein provided.

                         (b)      Borrower recognizes that the amounts evidenced
by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by ACM Agent on the date received. However, ACM Agent agrees to conditionally credit Borrower's Account (subject to collection) in the amount of such checks, notes, drafts and other items on the Business Day it receives those items of payment. In consideration of ACM Agent's agreement to so credit Borrower's Account, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by ACM Agent on account of the Obligations one (1) Business Day after ACM Agent receives such payments via wire transfer or electronic depositary check. ACM Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to ACM Agent and ACM Agent may charge Borrower's Account for the amount of any item of payment which is returned to ACM Agent unpaid (to the extent that such amount has previously been credited to the Borrower's Account and/or Obligations).

                         (c)      All payments of principal, interest and other
amounts payable hereunder, or under any of the related agreements shall be made to ACM Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to ACM Agent. ACM Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in
Section 2.2 hereof.

                         (d)     Borrower shall pay principal, interest, and all
other amounts payable hereunder, or under any Other Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

             2.6. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

             2.7. Statement of Account. ACM Agent shall maintain, in accordance with its customary procedures, a loan account


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



("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by ACM Agent to record the date and amount of any Advance shall not adversely affect ACM Agent or any Lender. Each month, ACM Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless ACM Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of ACM Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

             2.8. Letters of Credit. Subject to the terms and conditions hereof, ACM Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit"); provided, however, that ACM Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $3,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit Application attached hereto as
Exhibit 2.8.

             2.9.        Issuance of Letters of Credit.

                         (a)    Borrower may request ACM Agent to issue or cause
the issuance of a Letter of Credit by delivering to ACM Agent at the Payment Office Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of ACM Agent; and, such other certificates, documents and other papers and information as ACM Agent may reasonably request.

                         (b)    Each Letter of Credit shall, among other things,
(i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance. Unless otherwise stated in the Letter of Credit Application or the Letter of Credit, as the case may be, each Letter of Credit Application and each Letter of Credit shall


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



be subject to the Uniform Customs and Practice for Documentary
Credits (1993 Revision), International Chamber of Commerce
Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

             2.10.       Requirements For Issuance of Letters of Credit.

                         (a)   In connection with the issuance of any Letter of
Credit Borrower shall indemnify, save and hold ACM Agent, Co-Agents and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by ACM Agent, Co- Agents and any Lender, and expenses and reasonable attorneys' fees incurred by ACM Agent, Co-Agents or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower, except for the willful misconduct or gross negligence of such indemnified party. Borrower shall be bound by ACM Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from Borrower's own;, and, neither ACM Agent, any Co-Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for the willful misconduct or gross negligence of such indemnified party.

                         (b)      Borrower shall authorize and direct any bank
which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to ACM Agent upon its request all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and, if ACM Agent is in possession of such items, to accept and rely upon ACM Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                         (c)    In connection with all Letters of Credit issued
or caused to be issued by ACM Agent under this Agreement, Borrower hereby appoints ACM Agent, or its designee, as its attorney, with full power and authority at any time following the occurrence and during the continuance of an Event of Default, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or any Lender or such Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or ACM Agent's, or in the name of ACM Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither ACM Agent, Co-Agents nor their respective


                                                        -20-
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



attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for its own or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                         (d)      Each Lender shall to the extent of the
percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each Revolving Advance made as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Loan Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, ACM Agent shall promptly notify each Lender and upon ACM Agent's demand each Lender shall pay to ACM Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of ACM Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by ACM Agent of a repayment from Borrower of any amount disbursed by ACM Agent for which ACM Agent had already been reimbursed by Lenders, ACM Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) ACM Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                         (e)     On demand on the last day of the Term, Borrower
will cause cash to be deposited and maintained in an interest bearing account with ACM Agent as cash collateral an amount equal to 103% of the aggregate face amount of outstanding Letters of Credit as of the close of business on such date ("Required LC Collateral"), and Borrower hereby irrevocably authorizes ACM Agent in its discretion on Borrower's behalf and in Borrower's name to open such an account if required above and to make and maintain deposits therein or in an account opened by Borrower in the amounts required to be made by Borrower out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into ACM Agent's possession. ACM Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which ACM Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations.

             2.11. Additional Payments. Any sums expended by ACM Agent, any Co-Agent or any Lender due to Borrower's failure to perform or comply with its Obligations under this Agreement or any Other


                                                        -21-
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



Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

             2.12.       Manner of Borrowing and Payment.

                         (a)      Each borrowing of Revolving Advances shall be
advanced according to the Commitment Percentages of Lenders.

                         (b)      Each payment (including each prepayment) by
Borrower on account of the  principal  of and interest on the  Revolving  Credit
Note,  shall be applied to the  Revolving  Advances  pro rata  according  to the
Commitment Percentages of Lenders. Except as expressly provided herein (including, without limitation, Section 4.15(h)), all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to ACM Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                         (c)      (i) Notwithstanding anything to the contrary
contained in Sections 2.12(a) and (b) hereof or 2.10(d) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by ACM Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by ACM Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, ACM Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by ACM Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide ACM Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then ACM Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                                  (ii)    Each Lender shall be entitled to earn
interest at the Revolving Interest Rate on outstanding Revolving
Advances which it has funded.

                                  (iii) Promptly following each Settlement Date,
ACM Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of ACM Agent shall be conclusive in the absence of manifest error.



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



                         (d)      If any Lender or Participant (a "benefitted
Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or Collateral is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and Collateral returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                         (e)      Unless ACM Agent shall have been notified by
telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Advances available to ACM Agent, ACM Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to ACM Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. ACM Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to ACM Agent on a date after a Settlement Date, such Lender shall pay to ACM Agent on demand an amount equal to the product of (i) the daily average federal funds rate (computed on the basis of a year of 360 days) during such period as quoted by ACM Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to ACM Agent. A certificate of ACM Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to ACM Agent by such Lender within three (3) Business Days after such Settlement Date, ACM Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Advances hereunder, on demand from Borrower; provided, however, that ACM Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

             2.13.       Mandatory Reductions.

                         When Borrower sells or otherwise disposes of any
Collateral (other than Inventory in the ordinary course of business


                                                        -23-
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



or Equipment to the extent permitted by Section 4.3), Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions including, taxes and other amounts required by law to be paid or withheld with respect thereto), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lenders. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. The Seasonal Advance Amount shall be automatically and permanently reduced, without notice, in an amount equal to such payment in the event of a sale or other disposition of Equipment.

             2.14. Use of Proceeds. Borrower shall apply the proceeds of Advances to (i) repay certain Indebtedness due and owing to Term
Loan Lenders and (ii) to provide for its working capital needs.

             2.15.       Defaulting Lender.

                         (a)      Notwithstanding anything to the contrary
contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either ACM Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

                         (b)   Advances shall be incurred pro rata from Lenders
(the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                         (c)      A Defaulting Lender shall not be entitled to
give instructions to ACM Agent, to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents or to receive any early termination fees payable pursuant to Section 13.1 while such Lender is a Defaulting Lender. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting


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



Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                         (d)      Other than as expressly set forth in this
Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, ACM Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                         (e)      In the event a Defaulting Lender retroactively
cures to the satisfaction of ACM Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.


III.         INTEREST AND FEES.

             3.1. Interest. Interest on Revolving Advances shall be payable in arrears on the first Business Day of each month . Interest charges shall be computed on the actual principal of Revolving Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Revolving Interest Rate plus two (2%) percent per annum (the "Default Rate").

             3.2.        Letter of Credit Fees.

                         Borrower shall pay to ACM Agent, for the benefit of
Lenders, fees for each Letter of Credit for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the average daily face amount of each Letter of Credit multiplied by two percent (2.00%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term. Borrower shall also pay to the issuing bank any and all fees and expenses customarily charged by such issuing bank in connection with any Letter of Credit (the fees for which have been disclosed to Borrower) including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and


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shall reimburse ACM Agent for any and all fees and expenses, if any, paid by ACM
Agent to any issuer of any such Letter of Credit.

             3.3. Facility Fee. Borrower shall pay to ACM Agent for the ratable benefit of Lenders a fee at a rate equal to one-half of one percent (.50%) per annum on the amount by which the Maximum Loan Amount exceeds the average daily unpaid balance of Revolving Advances. Such fee shall be payable to ACM Agent monthly, in arrears, on the first day of each month.

             3.4. Additional Fees. Borrower shall pay to ACM Agent all fees specified in the Fee Letter in the amounts and at the times specified therein.

             3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

             3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

             3.7. Increased Costs. In the event that any change in applicable law, treaty or governmental regulation or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include ACM Agent, Co-Agents or any Lender and any corporation or bank controlling ACM Agent or any Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                         (a)   subject ACM Agent, any Co-Agent or any Lender to
any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to ACM Agent, any Co-Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of ACM Agent, any Co- Agent or any Lender);

                         (b)      impose, modify or hold applicable any reserve,
special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of ACM Agent, any Co- Agent or any Lender, including (without limitation) pursuant to


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Regulation D of the Board of Governors of the Federal Reserve
System; or

                         (c)    impose on ACM Agent, any Co-Agent or any Lender
any other condition with respect to this Agreement, or any Other
Documents;

and the result of any of the foregoing is to increase the cost to ACM Agent, any Co-Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that ACM Agent, any Co-Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that ACM Agent, any Co-Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay ACM Agent, such Co-Agent or such Lender, upon its demand, such additional amount as will compensate ACM Agent or such Lender for such additional cost or such reduction, as the case may be. ACM Agent, such Co-Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

             3.8.        Capital Adequacy.

                         (a)    In the event that ACM Agent, any Co-Agent or any
Lender shall have determined that any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by ACM Agent, any Co-Agent or any Lender (for purposes of this Section 3.8, the term "Lender" shall include ACM Agent, any Co-Agent or any Lender and any corporation or bank controlling ACM Agent, any Co- Agent or any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on ACM Agent, any Co-Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which ACM Agent, such Co-Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration ACM Agent's, each Co-Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by ACM Agent, any Co-Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to ACM Agent, any Co-Agent or such Lender such additional amount or amounts as will compensate ACM Agent, such Co- Agent or such Lender for such reduction. In determining such amount or amounts, ACM Agent, such Co-Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to ACM Agent, each Co-Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.



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                         (b)      A certificate of ACM Agent or such Lender
setting forth such amount or amounts as shall be necessary to compensate ACM Agent, such Co-Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrower shall be conclusive absent manifest error.


IV.          COLLATERAL:  GENERAL TERMS

             4.1. Security Interest in the Collateral. To secure the prompt payment and performance of the Obligations to ACM Agent, each Co-Agent and each Lender, Borrower hereby assigns, pledges and grants to ACM Agent for the ratable benefit of ACM Agent, each Co- Agent and each Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect ACM Agent's security interest and shall cause, to the extent required by GAAP, its financial statements to reflect such security interest.

             4.2.  Perfection  of  Security  Interest.  Borrower  shall take all action that may be necessary or desirable, or that ACM Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of ACM Agent's security interest in the Collateral or to enable ACM Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to ACM Agent, endorsed or accompanied by such instruments of assignment as ACM Agent may specify, and stamping or marking, in such manner as ACM Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to ACM Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to ACM Agent, relating to the creation, validity, perfection, maintenance or continuation of ACM Agent's security interest under the Uniform Commercial Code or other applicable law. ACM Agent is hereby authorized to file financing statements signed by ACM Agent instead of Borrower in accordance with Section 9-402(2) of Uniform Commercial Code as adopted in the State of New York. ACM Agent shall not exercise its rights under Section 9-402(2)(e) unless (x) an Event of Default shall have occurred and be continuing or (y) Borrower fails to deliver executed financing statements to ACM Agent within five (5) Business Days following ACM Agent's request therefor. All charges, out-of-pocket expenses and fees ACM Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations, or, at ACM Agent's option, shall be paid to ACM Agent for the ratable benefit of Lenders immediately upon demand.



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             4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for the benefit of the ACM Agent and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business or (b) the sale, transfer or other disposition of Equipment in the ordinary course of Borrower's business during any fiscal year having an aggregate fair market value of not more than $50,000, or (c) in addition to clause (a) above, the sale, transfer or other disposition of other Collateral located at Borrower's retail store operations having an aggregate fair market value of not more than $150,000.

             4.4. Preservation of Collateral. Following the occurrence and during the continuation of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, ACM Agent, for the benefit of the
Lenders: (a) may at any time take such steps as ACM Agent deems necessary to protect ACM Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as ACM Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect ACM Agent's interests in the Collateral; (c) may lease warehouse facilities to which ACM Agent may move all or part of the Collateral; and (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral. In addition, ACM Agent shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of ACM Agent's reasonable efforts to preserve the Collateral and will take such reasonable actions to preserve the Collateral as ACM Agent may direct. All of ACM Agent's reasonable out of pocket expenses of preserving the Collateral, including any reasonable expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

             4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to ACM Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of the Collateral to ACM Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to ACM Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) (other than to another location set forth on Schedule 4.5) without the prior written consent of ACM Agent except with respect to the sale of Inventory


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



in the ordinary course of business and the sale of Equipment to the extent permitted in Section 4.3 hereof. Borrower may update Schedule 4.5 from time to time to add additional locations in the United States by giving ACM Agent 30 days prior written notice thereof and executing such additional UCC-1 financing statements and taking such other actions as ACM Agent may reasonably request to perfect and protect its security interest on Collateral situated at such locations.

             4.6.        Defense of ACM Agent's and Lenders' Interests.  Until
(a) payment and performance in full of all of the Obligations and
(b) termination of this Agreement, ACM Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without ACM Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment as provided in Section 4.3), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted
Encumbrances, any part of the Collateral.  Borrower shall defend
ACM Agent's interests in the Collateral against any and all persons whatsoever. At any time following demand by ACM Agent for payment of all Obligations in accordance with the terms and provisions hereof, ACM Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If ACM Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to ACM Agent at a place reasonably convenient to ACM Agent. In addition, with respect to all Collateral, ACM Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and ACM Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which ACM Agent holds a security interest to deliver same to ACM Agent and/or subject to ACM Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as ACM Agent's trustee, and Borrower will immediately deliver them to ACM Agent in their original form together with any necessary endorsement.

             4.7. Books and Records. Borrower (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and
(c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business; in each instance in accordance with GAAP. All determinations pursuant to


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



this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

             4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to ACM Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to ACM Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to ACM Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, ACM Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

             4.9. Compliance with Laws. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lenders to protect ACM Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

             4.10. Inspection of Premises. At all reasonable times ACM Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. ACM Agent, any Co-Agent and any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

             4.11. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to ACM Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of


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



companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish ACM Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) with respect to casualty (i.e. property, boiler, machinery and business interruption) insurance policies, appropriate loss payable endorsements in form and substance satisfactory to ACM Agent, naming ACM Agent as a loss payee as its interests may appear, and with respect to liability (i.e. public and product) insurance policies, appropriate endorsements in form and substance satisfactory to ACM Agent, naming ACM Agent as an additional insured for all insurance coverage referred to in clauses (a), and (b) above, and providing (A) that all proceeds thereunder shall be payable to ACM Agent and the Term Loan Agent, as their interests may appear, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to ACM Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by ACM Agent and Borrower to make payment for such loss to ACM Agent and the Term Loan Agent, as their interests may appear and not to Borrower and ACM Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and ACM Agent jointly, ACM Agent may endorse Borrower's name thereon and do such other reasonable things as ACM Agent may deem advisable to reduce the same to cash. After the occurrence and during continuance of an Event of Default, ACM Agent may adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) above. Except as provided in the Mortgage, all loss recoveries received by ACM Agent upon any such insurance shall be applied to the Obligations, in such order as ACM Agent in its sole discretion shall determine. Any surplus shall be paid by ACM Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to ACM Agent, on demand.

             4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, ACM Agent, if ACM Agent so elects, may obtain such insurance and pay the premium therefor for Borrower's Account, and charge
Borrower's Account therefor and such expenses so paid shall be part


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



of the Obligations. ACM Agent shall provide Borrower with notice of such charge at the time of such payment.

             4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes provided Borrower may, in good faith, contest or dispute such taxes, assessments or other Charges by expeditious protest, administrative or judicial appeal or similar proceeding. If any tax by any governmental authority is or may )be imposed on or as a result of any transaction between Borrower and ACM Agent or any Lender which ACM Agent or any Lender may be required to withhold or pay (other than taxes on the income of ACM Agent, any Co-Agent or any Lender) or if any such taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in ACM Agent's or any Lender's opinion, could reasonably be expected to create a valid Lien on the Collateral, ACM Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds ACM Agent and each Lender harmless in respect thereof. ACM Agent will not pay any taxes, assessments or Charges to the extent that Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of ACM Agent to protect ACM Agent's security interest in or Lien on the Collateral. The amount of any payment by ACM Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish ACM Agent with an indemnity therefor (or supply ACM Agent with evidence satisfactory to ACM Agent that due provision for the payment thereof has been made), ACM Agent may hold without interest any balance standing to Borrower's credit and ACM Agent shall retain its security interest in any and all Collateral held by ACM Agent.

             4.14. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at ACM Agent's request will provide evidence of having done so.

             4.15.       Receivables.

                         (a)     Nature of Receivables.  Each of the Receivables
shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods of Borrower, or work, labor or services


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theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale with respect to such Customer without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to ACM Agent or as otherwise permitted hereby.

                         (b)      Solvency of Customers.  Each Customer, to the
best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due unless ACM Agent is notified by Borrower in writing to the contrary. With respect to such Customers of Borrower who are not solvent Borrower shall set up on its books and in its financial records bad debt reserves adequate to cover the Receivables of such Customers in such amounts as shall be required by GAAP.

                         (c)      Locations of Borrower.  Borrower's chief
executive office is located at 6 Hazel Street, Attleboro, Massachusetts 02703. Until written notice is given to ACM Agent by Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                         (d)      Collection of Receivables.  Until Borrower's
authority to do so is terminated by ACM Agent (which notice ACM Agent may give at any time following the occurrence and during the continuance of an Event of Default), Borrower will, at Borrower's sole cost and expense, but on ACM Agent's behalf and for ACM Agent's account, collect as ACM Agent's property and in trust for ACM Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to ACM Agent or the Blocked Account in original form and no later than the Business Day after the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                         (e)      Notification of Assignment of Receivables.  At
any time following the occurrence and during the continuance of an Event of Default or a Default, ACM Agent shall have the right to send notice of the assignment of, and ACM Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, ACM Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. ACM Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                         (f)     Power of ACM Agent to Act on Borrower's Behalf.
ACM Agent shall have the right to receive, endorse, assign and/or deliver in the name of ACM Agent or Borrower any and all checks,


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drafts  and  other  instruments  for  the  payment  of  money  relating  to  the
Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes ACM Agent or ACM Agent's designee as Borrower's attorney with power (A) following the occurrence and during the continuance of an Event of Default (i) to sign Borrower's name on any invoice or bill of lading relating to any of the
Receivables,   drafts  against  Customers,   assignments  and  verifications  of
Receivables; (ii) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by ACM Agent to preserve, protect, or perfect ACM Agent's interest in the Collateral and to file same; (iii) to demand payment of the Receivables; (iv) to enforce payment of the Receivables by legal proceedings or otherwise; (v) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (vi) to settle, adjust, compromise, extend or renew the Receivables; (vii) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (viii) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; and (ix) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(B) at any time to (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) send verifications of Receivables to any Customer and (iii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. ACM Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as ACM Agent may designate.

                         (g)     No Liability.  Neither ACM Agent nor any Lender
shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default or Default the ACM Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. ACM Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.



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                         (h)      Establishment of a Lockbox Account, Dominion
Account. All proceeds of Collateral shall be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as ACM Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to ACM Agent; provided, however, Borrower shall not be obligated to cause cash receipts from retail store locations to be deposited to any Blocked Account more frequently than on Thursday of each week so long as there is no Event of Default which has occurred and is continuing and the aggregate amount of such cash receipts (which amounts, except for cash receipts not exceeding $50,000 in the aggregate at any time outstanding that Borrower shall maintain at its retail store locations in the ordinary course of business, shall be deposited in local bank accounts) shall not exceed $200,000 at any time or from time to time. In the event the aggregate amount of such cash receipts exceeds $200,000, amounts in excess of $100,000 shall be remitted to a Blocked Account on each day such condition exists. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to ACM Agent, either to any account maintained by ACM Agent at said bank or by wire transfer to appropriate account(s) of ACM Agent. All funds deposited in such "blocked account" shall immediately become the property of ACM Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. ACM Agent assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, ACM Agent may establish depository accounts ("Depository Accounts") in the name of ACM Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of ACM Agent in lieu of depositing same to the Blocked Accounts.

                         (i)      Adjustments.  Borrower will not, without the
Required Lenders' consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

             4.16. Inventory. All Inventory held for sale or lease has been, and will be, in all material respects produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

             4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right


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



to sell the Equipment to the extent set forth in Section 4.3 hereof.

             4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute ACM Agent, any Co-Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall ACM Agent, any Co-Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither ACM Agent, any Co-Agent nor any Lender, whether by anything herein or in any assignment or otherwise, shall assume any of Borrower's obligations under any contract or agreement assigned to ACM Agent, any Co-Agent or such Lender, and neither ACM Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

             4.19.       Environmental Matters.
                         (a)  Borrower will operate the
Real Property in compliance with all Environmental Laws, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                         (b)      Borrower will maintain its current procedures
pursuant to which Borrower represents, assures and monitors continued compliance with all applicable Environmental Laws through an annual audit of Compliance with such Environmental Laws.

                         (c)      Borrower will dispose of any and all Hazardous
Waste generated at the Real Property in compliance with all Environmental Laws, except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                         (d)    In the event Borrower obtains, gives or receives
notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to ACM Agent and within


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



thirty (30) days thereafter give a further written notice of same to ACM Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow ACM Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon ACM Agent or any Lender with respect thereto.

                         (e)      Borrower shall promptly forward to ACM Agent
copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to ACM Agent until the claim is settled. Borrower shall promptly forward to ACM Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow ACM Agent to protect ACM Agent's security interest in the Real Property and the Collateral.

                         (f)    Borrower shall respond promptly to any Hazardous
Discharge or Environmental Complaint in order to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, ACM Agent with the consent of all Lenders may, but without the obligation to do so, for the sole purpose of protecting ACM Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Co-Agents (or such third parties as directed by Co-Agents) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by ACM Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between ACM Agent, Co-Agents, any Lender and Borrower.

                         (g)      Promptly upon the written request of ACM Agent
from time to time (which request shall be made only upon the reasonable belief of ACM Agent that a Hazardous Discharge has occurred and has not been remedied), Borrower shall provide ACM Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of ACM Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with


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



abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to ACM Agent. If such estimates, individually or in the aggregate, exceed $100,000, ACM Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to ACM Agent to secure payment of these costs and expenses unless Borrower shall direct ACM Agent to establish a reserve in accordance with Section 2.1(a).

                         (h)      Borrower shall defend and indemnify ACM Agent,
Co-Agents and Lenders and hold ACM Agent, Co-Agents, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by ACM Agent, Co-Agents or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge or violation of any Environmental Laws resulting from actions on the part of ACM Agent, Co-Agents or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the occurrence of any Hazardous Discharge at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with any Hazardous Discharge or the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                         (i)      For purposes of Section 4.19 and 5.7, all
references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

             4.20. Financing Statements. Except as respects the financing statements filed by ACM Agent and the financing statements described on Schedule 1.2, no valid or effective financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.           REPRESENTATIONS AND WARRANTIES.

             Borrower represents and warrants as follows:

             5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other
Documents (a) are within Borrower's corporate powers, have been


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



duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or its property is a party or by which it may be bound.

             5.2. Formation and Qualification. (a) Borrower is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Borrower has delivered to ACM Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify ACM Agent of any amendment or changes thereto.


                         (b)    The only Subsidiaries of Borrower are listed on
Schedule 5.2(b).

             5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

             5.4. Tax Returns. Borrower's federal tax identification number is 04-1886990. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable and are not being contested, in good faith and by expeditious protest or appropriate proceeding. Federal income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1993. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

             5.5.        Financial Statements.

                         (a)    The nine month cash flow projections of Borrower
and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(a) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the


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



projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                         (b)     Draft copies of the consolidated balance sheets
of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 1995 (subject to the completion of footnotes), and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to ACM Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which Borrower's accountants concur) and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Since December 31, 1995 there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

             5.6. Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

             5.7.        O.S.H.A. and Environmental Compliance.

                         (a)      Except as described on Schedule 5.7, Borrower
has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                         (b)      Borrower has been issued all required federal,
state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                         (c)      (i) There are no visible signs of releases,
spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) except as set forth on Schedule 5.7, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises


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



leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

             5.8.        Solvency; No Litigation, Violation, Indebtedness or
Default.

                         (a)      After giving effect to the transactions
contemplated by this Agreement, Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                         (b)    Except as disclosed in Schedule 5.8(b), Borrower
has (i) no pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) no Indebtedness other than the Obligations.

                         (c)      Borrower is not in violation of any applicable
statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                         (d)      Neither Borrower nor any member of the
Controlled Group maintains or contributes to any Plan other than those listed on
Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) neither Borrower nor any member


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of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan which reasonably could be expected to have a Material Adverse Effect, (vi) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and to the best of Borrower's knowledge no fact exists which could give rise to any such liability, (vii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (viii) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (ix) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived and (x) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group.

             5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned by Borrower are set forth on Schedule
5.9, are valid and have been duly registered or filed with the governmental authorities set forth on Schedule 5.9 and constitute, together with intellectual property rights licensed to Borrower, all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such owned material patent, trademark, copyright, design rights tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by or useful to Borrower consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items used or useful has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

             5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business except where the failure to so comply or to procure such licenses or permits could not reasonably be expected to have a Material Adverse Effect.


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




             5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness for borrowed money or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

             5.12. No Default. Borrower is not in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

             5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

             5.14. No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

             5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

             5.16. Investment Company Act. Borrower is not an "Investment Company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

             5.17. Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to ACM Agent in writing with respect to the transactions contemplated by the Term Loan Note(s) or this Agreement which could reasonably be expected to have a Material Adverse Effect.

             5.18. Delivery of Term Loan Note(s). Co-Agents have received complete copies of the Term Loan Note(s) (including all


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



exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to ACM Agent.

             5.19. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

             5.20. Conflicting Agreements. Except as set forth in Schedule 5.20, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

             5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

             5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the manufacture, promotion, distribution and sale of gift items, jewelry, leather accessories, watches and related products (the "Activities") and activities necessary to conduct the Activities. On the Closing Date, Borrower will own or lease all the property and possess all of the material rights and Consents necessary for the conduct of the business of Borrower.


VI.          AFFIRMATIVE COVENANTS.

             Borrower shall, until payment in full of the Obligations and termination of this Agreement:

             6.1. Payment of Fees. Pay to ACM Agent on demand all usual and customary fees and expenses which ACM Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). ACM Agent may, without making demand, charge the account of Borrower for all such fees and expenses.



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             6.2.  Conduct of Business and  Maintenance of Existence and Assets.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement, the Patent Collateral Security Agreement or the Trademark Collateral Security
Agreement),   including,   without  limitation,  all  licenses,  owned  patents,
copyrights, design rights, tradenames, trade secrets and trademarks and, except as provided in the Trademark Collateral Security Agreement of Borrower in favor of ACM Agent dated the date hereof, take all actions necessary to enforce and protect the validity of any such owned intellectual property right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

             6.3. Violations. Promptly notify ACM Agent in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material
Adverse Effect.

             6.4. Government Receivables. If requested by ACM Agent, take all steps necessary to protect ACM Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to ACM Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any local government, department, agency or instrumentality of any of them.

             6.5. Execution of Supplemental Instruments. Execute and deliver to ACM Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as ACM Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

             6.6. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good


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



faith by appropriate proceedings and Borrower shall have provided for such reserves as may be required by GAAP.

             6.7. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and
9.14 as to those to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

             6.8.        FINANCIAL COVENANTS.

                         (a)      Fixed Charge Coverage.  Maintain Fixed Charge
Coverage not less than 1.15 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter with respect to the twelve months then ended.

                         (b)      Additional Fixed Charge Coverage.  Maintain
Additional Fixed Charge Coverage not less than 1.0 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter with respect to the twelve months then ended.

                         (c)    Leverage Ratio.  Maintain Leverage Ratio at the
end of each fiscal quarter in an amount not greater than the amounts shown below opposite the date corresponding thereto:

       Fiscal Quarter Ended                                   Ratio

       June 30, 1996                                          4.0 to 1.0
       September 30, 1996                                     4.0 to 1.0
       December 31, 1996                                      2.0 to 1.0
       March 31, 1997                                         3.0 to 1.0
       June 30, 1997                                          4.0 to 1.0
       September 30, 1997                                     4.0 to 1.0
       December 31, 1997                                      2.0 to 1.0
       March 31, 1998                                         3.0 to 1.0
       June 30, 1998                                          4.0 to 1.0
       September 30, 1998                                     4.0 to 1.0
       December 31, 1998                                      2.0 to 1.0
       March 31, 1999                                         3.0 to 1.0

                       (d) Inventory Turnover. Maintain a ratio of (a) the accumulated cost of goods sold from the beginning of each fiscal year through the end of such fiscal quarter (multiplied by 4 with respect to the first fiscal quarter, 2 with respect to the second fiscal quarter, 1.33 with respect to the third fiscal quarter and 1 with respect to the fourth fiscal quarter) to (b) average Inventory at the end of any fiscal quarter (calculated by adding the book value of Inventory as of December 31 of the immediately preceding fiscal year and the book value of Inventory as of the end of such fiscal quarter and dividing such sum by two (2)), in an amount not


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



less than the amount shown below opposite the date corresponding thereto:

         Fiscal Quarter Ended                                   Ratio

         June 30, 1996                                          2.0  to 1.0
         September 30, 1996                                     2.0  to 1.0
         December 31, 1996                                      2.25 to 1.0
         March 31, 1997                                         2.25 to 1.0
         June 30, 1997                                          2.0  to 1.0
         September 30, 1997                                     2.0  to 1.0
         December 31, 1997                                      2.25 to 1.0
         March 31, 1998                                         2.25 to 1.0
         June 30, 1998                                          2.0  to 1.0
         September 30, 1998                                     2.0  to 1.0
         December 31, 1998                                      2.25 to 1.0
         March 31, 1999                                         2.25 to 1.0

                         (e)      Net Income.  Achieve net income of at least $1
in each fiscal year.

VII.         NEGATIVE COVENANTS.

             Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

             7.1.        Merger, Consolidation, Acquisition and Sale of
Assets.

                         (a)      Enter into any merger, consolidation or other
reorganization with or into any other Person (other than with a Subsidiary if Borrower shall be the surviving entity) or acquire all or a substantial portion of the assets or stock of any Person or, except as provided above, permit any other Person to consolidate with or merge with it.

                         (b)      Sell, lease, transfer or otherwise dispose of
any of its properties or assets, except in the ordinary course of its business or as permitted in Section 4.3 hereto.

             7.2. Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

             7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except for the endorsement of checks in the ordinary course of business.

             7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit


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



and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) the purchase by Borrower of outstanding shares of common stock of Borrower provided, (i) the purchase price for such shares is no greater than the price quoted for such shares on the NASDAQ SmallCap Market at the time of such purchase and (ii) the aggregate purchase price paid in any fiscal year for such shares do not exceed $250,000, (f) deposits and other commercial banking accounts with commercial banks maintained by Borrower in the ordinary course of its business, (g) promissory notes or other similar instruments issued by Customers to Borrower with respect to outstanding
Receivables in an aggregate amount not to exceed $150,000 at any time outstanding, (h) the Virgin Island Subsidiary, in an amount not to exceed $5,000 per year and (i) miscellaneous investments in an aggregate amount not to exceed $200,000 at any one time provided, Borrower shall not make cash expenditures in excess of $75,000 to purchase the stock or other interests in any Person.

             7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate other than (i) extensions of trade credit in the ordinary course of its business, (ii) loans or advances or cash expenditures with respect to the Swank ESOP to enable the Swank ESOP to, among other things, fund required payments of retirement benefits which loans, advances and/or cash expenditures shall not exceed aggregate sum of $750,000 in any fiscal year and (iii) loans or advances to its employees with respect to travel/entertainment expense in an aggregate amount not to exceed $200,000 at any time outstanding.

             7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets
(including capitalized leases) in any fiscal year in an amount in excess of $1,500,000.

             7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

             7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for borrowed money (exclusive of trade debt) of Borrower except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under


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



Section 7.6 hereof; (iii) Indebtedness under the Term Loan Note(s) or the Term Loan Agreement; and (iv) Indebtedness arising from loans obtained by Borrower against the cash surrender value of life insurance policies owned by Borrower so long as the aggregate amount of such Indebtedness does not exceed the aggregate cash surrender value of the policies.

             7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in and are intended to be used in its business as presently conducted.

             7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

             7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed [$4,500,000] in any one fiscal year.

             7.12.       Subsidiaries.

                         (a)      Form any Subsidiary.

                         (b)      Enter into any partnership, joint venture or
similar arrangement.

                         (c)      Change the nature of the business in which any
Subsidiary is presently engaged.

             7.13. Fiscal Year and Accounting Changes. Change its fiscal year end from December 31 or make any significant change (i) in accounting treatment and reporting practices except as required or permitted by GAAP or (ii) in tax reporting treatment except as required or permitted by law.

             7.14. Pledge of Credit. Now or hereafter pledge any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

             7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any material term or provision of its Articles of Incorporation or By-Laws unless required by law.

             7.16. Compliance with ERISA. (i) engage, or permit any member of the Controlled Group to engage, in any non-exempt


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



"prohibited  transaction",  as that term is defined in section  406 of ERISA and
Section 4975 of the Code, (ii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could reasonably be expected to result in a Material Adverse Effect, (iv) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (v) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vi) fail promptly to notify ACM Agent of the occurrence of any Termination Event, (vii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan and the result of such failure to comply could reasonably be expected to have a Material Adverse Effect, (viii) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

             7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders or Term Loan Lenders in accordance with Section 7.18 hereof), or repurchase, redeem, retire or otherwise acquire any Indebtedness for borrowed money of Borrower.

             7.18. Payment of Term Loan Note(s). At any time, directly or indirectly, pay or prepay, repurchase, redeem, retire or otherwise acquire, or make payment on account of any principal of, interest on or premium payable in connection with the Term Loan Note(s) or the Term Loan Agreement except for scheduled principal payments in quarterly installments of $200,000 each, the final payment on May 3, 1999 and the mandatory prepayment under Section 3.02(a) of the Term Loan Agreement as set forth therein as in effect on the Closing Date or as may be amended in accordance with the provisions hereof, provided, at the time of and after giving effect to such mandatory prepayment (i) no Event of Default shall have occurred and be continuing and (ii) Borrower shall have Undrawn Availability of at least $3,000,000 and provided, further, neither the Term Loan Note(s) nor Term Loan Agreement shall be amended without the prior written consent of the Required Lenders to the extent such amendment relates to or affects the aggregate principal amount, fees payable thereunder, interest rate or payment terms (other than extensions of due dates for payments owed thereunder).


VIII.        CONDITIONS PRECEDENT.

             8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders,


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prior to or concurrently with the making of such Advances, of the following conditions precedent:

                         (a)    Note.  Lenders shall have received the Revolving
Credit Notes duly executed and delivered by an authorized officer of Borrower;

                         (b)      Filings, Registrations and Recordings.  Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement, under law or as reasonably requested by the Co-Agents to be filed, registered or recorded in order to create, in favor of ACM Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and ACM Agent shall have received an acknowledgment copy, or other evidence satisfactory to Co-Agents, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                         (c)      Corporate Proceedings of Borrower.  Co-Agents
shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Co-Agents, of the Board of Directors of Borrower authorizing
(i) the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Mortgage, any related agreements and the Term Loan Note(s) (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                         (d)     Incumbency Certificates of Borrower.  Co-Agents
shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                         (e)      Certificates.  Co-Agents shall have received a
copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower certified as accurate and complete by the Secretary of Borrower;

                         (f)      Good Standing Certificates.  Co-Agents shall
have received good standing certificates for Borrower dated not more than thirty
(30) days prior to the Closing, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the


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conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

                         (g)      Legal Opinion.  Co-Agents shall have received
the executed legal opinion of Parker Chapin Flattau & Klimpl, LLP in form and substance satisfactory to Co-Agents which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as ACM Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Co-Agents and Lenders;

                         (h)    No Litigation.  (i) No litigation, investigation
or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lenders, is deemed material or (B) which could, in the reasonable opinion of Lenders, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any governmental authority;

                         (i)      Financial Condition Certificates.  ACM Agent
shall have received  executed  Financial  Condition  Certificates in the form of
Exhibit 8.1(i).

                         (j)      Collateral Examination.  Co-Agents shall have
completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles and Equipment of Borrower and all books and records in connection therewith;

                         (k)      Fees.  ACM Agent shall have received all fees
payable to it or Lenders on or prior to the Closing Date pursuant to the Fee Letter and Article III hereof;

                         (l)      Projections.   Co-Agents shall have received a
copy of the Projections and the other financial statements referenced in Section
5.5 hereof, all of which shall be satisfactory in all respects to Lenders;

                         (m)      Term Loan Note(s).  Co-Agents shall have
received in form and substance satisfactory to Co-Agents final executed copies of the Term Loan Note(s) aggregating not less than $4,000,000 and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documentation shall be consummated concurrently with the making of the initial Advance;

                         (n)    Intercreditor Agreements.  ACM Agent and Lenders
shall have entered into an Intercreditor Agreement with Term Loan Lenders which shall set forth the relative rights of ACM Agent, Co-


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



Agents, Lenders and the Term Loan Agent and Term Loan Lenders with respect to the Collateral, which shall be satisfactory in form and substance to Lenders in their sole discretion;

                         (o)      Insurance.  Co-Agents shall have received in
form and substance satisfactory to Co-Agents, certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on ACM Agent's standard form of loss payee endorsement naming Lenders as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming ACM Agent as a co-insured;

                         (p)     Title Insurance.  ACM Agent shall have received
fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to the satisfaction of Co-Agents to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to ACM Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which ACM Agent shall not have approved in writing and no survey exceptions;

                         (q)      Environmental Reports.  Co-Agents shall have
received  all   environmental   studies  and  reports  prepared  by  independent
environmental engineering firms of all Real Property owned or leased by Borrower;

                         (r)      Payment Instructions.  ACM Agent shall have
received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                         (s)   Blocked Accounts.  ACM Agent shall have received
duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Lenders for the collection or servicing of the Receivables and proceeds of the Collateral;

                         (t)   Consents.  ACM Agent shall have received any and
all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, ACM Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral as Co-Agents and their counsel shall deem necessary;

                         (u)     No Adverse Material Change.  (i) since December
31, 1995, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect;



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                         (v)      Leasehold Agreements.  Co-Agents shall have
received landlord, mortgagee or warehouseman agreements satisfactory to Co-Agents;

                         (w)    Mortgage.  Co-Agents shall have received in form
and substance satisfactory to Co-Agents (i) an executed Mortgage [and] (ii) a title policy for the Real Property [and (iii) surveys]; and

                         (x)     Other Documents.  Co-Agents shall have received
final executed copies of all Other Documents in form and substance satisfactory to Co-Agents;

                         (y)     Contract Review.  ACM Agent shall have reviewed
all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Co-Agents;

                         (z)      Closing Certificate.  Co-Agents shall have
received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing; and

                         (aa)     Undrawn Availability.  Co-Agents shall have
received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount so that after giving effect to the initial Advances hereunder and the payment of all fees, expenses and other transaction costs related to the closing of the transactions contemplated by this Agreement, Borrower shall have Undrawn Availability of at least $3,000,000; and

                         (ab)   Other.  All corporate and other proceedings, and
all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to ACM Agent, Co-Agents, Lenders and their respective counsel.

             8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                         (a)      Representations and Warranties.  Each of the
representations and warranties made by Borrower in or pursuant to this Agreement
and  any  related   agreements  to  which  it  is  a  party,  and  each  of  the representations and warranties contained in any


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



certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date taking into account any amendments to the Schedules hereto as a result of any disclosures made by Borrower to ACM Agent after the Closing Date as to changes in circumstances arising after the Closing Date to the extent permitted by Section 9.1 hereof;

                         (b)      No Default.  No Event of Default or Default
shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated by this Agreement; provided, however that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                         (c)      Maximum Advances.  In the case of any Advances
requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under Section 2.1 hereof.

Each  request  for  an  Advance  by  Borrower   hereunder  shall   constitute  a
representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.          INFORMATION AS TO BORROWER.

             Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

             9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Co-Agents (i) all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor and (ii) in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the Other Documents inaccurate, incomplete or misleading in any material respect. Any such notice shall be deemed to automatically amend the Schedule to this Agreement with respect to the subject matter of such disclosure; provided, the existence or disclosure of such fact does not disclose or give rise to an Event of Default under this Agreement. Borrower will not, without ACM Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns,


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discounts, credits and allowances as have been heretofore customary in the business of Borrower.

             9.2.  Schedules.  Deliver to ACM Agent on or before  the  fifteenth
(15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, Borrower will deliver to ACM Agent at such intervals as ACM Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as ACM Agent may reasonably require including, without limitation, trial balances and test verifications. ACM Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to ACM Agent and executed by Borrower and delivered to ACM Agent from time to time solely for ACM Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to ACM Agent shall not affect, terminate, modify or otherwise limit ACM Agent's Lien with respect to the Collateral.

             9.3. Environmental Reports. Furnish Co-Agents, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate of Borrower signed by the President of Borrower stating, to the best of his knowledge, that Borrower (a) is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health or (b) Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

             9.4. Litigation. Promptly notify Co-Agents in writing of any litigation, suit or administrative proceeding affecting
Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

             9.5. Material Occurrences. Promptly notify Co-Agents in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Term Loan Note(s); (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Term Loan Note(s); (d) any event, development or circumstance whereby any financial statements or other reports furnished to ACM Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject Borrower to a tax imposed by


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Section  4971 of the  Internal  Revenue  Code;  (f) each and  every  default  by
Borrower which might result in the acceleration of the maturity of any Indebtedness for borrowed money in excess of $200,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

             9.6. Government Receivables. Notify Co-Agents promptly if any of its Receivables arise out of contracts between Borrower and the United States, any state or local government, or any department, agency or instrumentality of any of them.

             9.7. Annual  Financial  Statements.  Furnish  Co-Agents  within (a)
fifteen (15) days after the Closing Date with respect to fiscal year ended December 31, 1995 and (b) ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated basis (and, if any significant business is conducted by any Subsidiary of Borrower, on a consolidating basis) including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and with the consolidated statements reported upon without qualification by Coopers & Lybrand or another independent certified public accounting firm selected by Borrower and satisfactory to Co-Agents (the "Accountants"). Beginning with the year ended December 31, 1996, the report of the Accountants shall be accompanied by a statement of the Accountants certifying that in making the audit upon which such report was based either no information came to their attention which to their knowledge indicates noncompliance with the financial covenants under this Agreement as set forth in Sections 6.8, 7.6 and 7.11 insofar as they relate to accounting matters or, if such information came to their attention, specifying those financial covenants in which the Borrower was not in compliance. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and, the extent known by such Person, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6 and 7.11 hereof.

             9.8. Quarterly Financial Statements. Furnish Co-Agents within forty five (45) days after the end of each fiscal quarter other than the last fiscal quarter of any year, an unaudited


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



balance sheet of Borrower on a consolidated basis (and, if any significant business is conducted by any Subsidiary of Borrower, on a consolidating basis) and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated basis (and, if any significant business is conducted by any Subsidiary of Borrower, on a consolidating basis) reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and, to the extent known by such Person, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by
Section 6.8, 7.6 and 7.11 hereof.

             9.9. Monthly Financial Statements.  Furnish Co-Agents within thirty
(30) days after the end of each month, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated (and, if any significant business is conducted by any Subsidiary of Borrower, on a consolidating basis) reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month and comparing such results to the prior year's equivalent period, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and, to the extent known by such Person, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.8, 7.6 and 7.11 hereof.

             9.10. Other Reports. Furnish Co-Agents as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrower shall send to its stockholders and (ii) copies of all notices (x) filed with the Securities and Exchange Commission and/or (y) sent pursuant to the Term Loan Agreement.

             9.11. Additional Information. Furnish ACM Agent with additional information as Co-Agents shall reasonably request in order to enable ACM Agent, Co-Agents and Lenders to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrower including, without


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limitation and without the necessity of any request by Co-Agents,  (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

             9.12. Projected Operating Budget. Furnish Co-Agents, no less than thirty (30) days prior to the beginning of each of Borrower's fiscal years commencing with fiscal year 199[7], a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and were reasonable.

             9.13. Variances. Furnish Co-Agents, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12, comparing Borrower's performance in the fiscal period which is subject of such financial statement with Borrower's performance in the same fiscal period during the prior fiscal year and a discussion and analysis by management with respect to such variances.

             9.14. Notice of Suits, Adverse Events. Furnish Co-Agents with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Co-Agents, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

             9.15. ERISA Notices and Requests. Furnish Co-Agents with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of


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the Controlled  Group knows or has reason to know that a prohibited  transaction
(as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by either Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment;
(ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemploy- er Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

             9.16. Additional Documents. Execute and deliver to Co-Agents, upon request, such documents and agreements as ACM Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.           EVENTS OF DEFAULT.

             The occurrence of any one or more of the following events shall constitute an "Event of Default":

             10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any other Document;

             10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have


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been incorrect in any material respect on the date when made or deemed to have been made;

             10.3. failure by Borrower to (i) furnish financial information when due or within five (5) days of when requested, or
(ii) permit the inspection of its books or records;

             10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within forty (40) days;

             10.5. (a) failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within fifteen (15) days from the occurrence of such failure or neglect; or

                         (b)  failure of Borrower to perform, keep or observe
any other term, provision, condition, covenant herein contained, or contained in any Other Document;

             10.6. any judgment is rendered or judgment liens in excess of $250,000 filed against Borrower which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

             10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated as bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty (40) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

             10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

             10.9. any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief


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of debtors,  (vii)  acquiesce to, or fail to have  dismissed,  within forty (40)
days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

             10.10. any change in Borrower's condition or affairs (financial or otherwise) which has a Material Adverse Effect including, without limitation, if a default of the obligations of Borrower under any other agreement to which it is a party shall occur which default is not cured within any applicable grace period;

             10.11. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (other than with respect to Permitted Encumbrances and with respect to items of Collateral which cannot be perfected by filings under the Uniform Commercial Code or in the applicable real estate records).

             10.12. an event of default has occurred and been declared under any Term Loan Note which default shall not have been cured or waived within any applicable grace period;

             10.13.      any Change of Control;

             10.14. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to ACM Agent;

             10.15. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any material license, permit, patent trademark or tradename of Borrower which is necessary to the operation of Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such material license, permit, trademark, tradename or patent which is necessary to the operation of Borrower's business and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any material license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such material license, permit, trademark, tradename or patent; (ii) any agreement which is material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to ACM Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

             10.16. any material portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower in and to any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of ACM Agent, upon final determination,


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result in impairment or loss of a material portion of the
Collateral provided by this Agreement or the Other Documents;

             10.17. the operations of Borrower's manufacturing facility are interrupted at any time for more than eight consecutive hours during any period of two consecutive days, unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive [three month] period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than forty-five (45) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of forty-five (45) consecutive days; or

             10.18. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of ACM Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lenders, would have a Material Adverse Effect.


XI.          LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

             11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured or waived), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence and during the continuance of any Event of Default, ACM Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. ACM Agent may enter any of Borrower's premises or other premises without legal process and


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without incurring  liability to Borrower therefor,  and ACM Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as ACM Agent may deem advisable and ACM Agent may require Borrower to make the Collateral available to ACM Agent at a convenient place. With or without having the Collateral at the time or place of sale, ACM Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as ACM Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, ACM Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale ACM Agent or any Lender may bid for and become the purchaser, and ACM Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, ACM Agent is granted permission to use
(a) all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and
(b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and out of pocket expenses incurred by ACM Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to ACM Agent and Lenders therefor.

             11.2. ACM Agent's Discretion. ACM Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies ACM Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of ACM Agent's or Lenders' rights hereunder; provided, however, ACM Agent shall not foreclose upon any Real Property without the consent of the Co-Agents.

             11.3. Setoff. In addition to any other rights which ACM Agent, Co-Agents or any Lender may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, ACM Agent, Co-Agents and such Lender shall have a right to apply any of Borrower's property held by ACM Agent, such Co-Agent and such Lender to reduce the Obligations.

             11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


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




XII.         WAIVERS AND JUDICIAL PROCEEDINGS.

             12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

             12.2. Delay. No delay or omission on ACM Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

             12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.        EFFECTIVE DATE AND TERMINATION.

             13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower, ACM Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 30, 1999 ("Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereafter referred to as the "Prepayment Date") Borrower shall pay an early termination fee in the amount of $500,000 (less an amount equal to the product of (x) $500,000 and (y) the Commitment Percentage of a Defaulting Lender, if any) if the Prepayment Date occurs from the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date.



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             13.2.  Termination.  The  termination  of the  Agreement  shall not affect any of Borrower's, ACM Agent's, Co-Agents' or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to ACM Agent, Co-Agents and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished ACM Agent, Co-Agents and Lenders with an indemnification satisfactory to ACM Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under
Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and ACM Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.         REGARDING ACM AGENT AND THE CO-AGENTS.

             14.1. Appointment. Each Lender hereby designates IBJS to act as ACM Agent and IBJS and GECC to act as Co-Agents for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes ACM Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of ACM Agent or Co-Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto and ACM Agent and Co-Agents shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. ACM Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Revolving Credit Notes) ACM Agent and Co-Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that neither ACM Agent nor Co-Agents shall be required to take any action which exposes ACM Agent or Co-Agents to liability or which is contrary to this Agreement or the Other Documents or applicable


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law  unless  ACM  Agent  or  Co-Agents  is  furnished  with  an  indemnification reasonably satisfactory to ACM Agent and Co-Agents with respect thereto.

             14.2. Nature of Duties. Neither ACM Agent nor Co-Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither ACM Agent nor Co-Agents nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by ACM Agent or Co-Agents under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Neither ACM Agent nor Co-Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of ACM Agent and Co-Agents as respects the Advances to Borrower shall be mechanical and administrative in nature; neither ACM Agent nor Co-Agents shall have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon ACM Agent or Co-Agents any obligations in respect of this Agreement except as expressly set forth herein.

             14.3.  Lack of Reliance on ACM Agent or Co-Agents and  Resignation.
Independently and without reliance upon ACM Agent, Co-Agents or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Neither ACM Agent nor Co-Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Neither ACM Agent nor Co-Agents shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of


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Borrower,  or be required to make any inquiry  concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

             ACM Agent and/or any Co-Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor reasonably satisfactory to Borrower.

             Any such successor ACM Agent shall succeed to the rights, powers and duties of ACM Agent, and the term "ACM Agent" shall mean such successor agent effective upon its appointment, and the former ACM Agent's rights, powers and duties as ACM Agent shall be terminated, without any other or further act or deed on the part of such former ACM Agent. After any ACM Agent's resignation, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was ACM Agent under this Agreement.

             If at any time the dollar commitment of GECC exceeds the dollar commitment of IBJS (such dollar commitment determined by multiplying the Maximum Loan Amount by the applicable Commitment Percentage) by more than $3,000,000 than IBJS shall resign as ACM Agent and GECC shall become the ACM Agent.

             14.4. Certain Rights of ACM Agent. If ACM Agent or any Co- Agent shall request instructions from Lenders with respect to any act or action
(including failure to act) in connection with this Agreement or any Other Document, ACM Agent or any Co-Agent shall be entitled to refrain from such act or taking such action unless and until ACM Agent or such Co-Agent shall have received instructions from the Required Lenders; and ACM Agent and Co-Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against ACM Agent or any Co-Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

             14.5. Reliance. ACM Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. ACM Agent and Co-Agents may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by ACM Agent with reasonable care.

             14.6. Notice of Default. Neither ACM Agent nor Co-Agents shall be deemed to have knowledge or notice of the occurrence of


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any Default or Event of Default  hereunder or under the Other Documents,  unless
ACM Agent or such Co-Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that ACM Agent or Co-Agents receive such a notice, ACM Agent or such Co-Agents shall give notice thereof to Lenders. ACM Agent and Co- Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until ACM Agent or Co-Agents shall have received such directions, ACM Agent or Co-Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

             14.7. Indemnification. To the extent ACM Agent or Co- Agents are not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify ACM Agent and Co-Agents in proportion to their respective portion of the Advances (or, if no Advances are outstanding, according to their Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against ACM Agent or Co-Agents in performing their respective duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from ACM Agent's or any Co-Agent's willful misconduct or gross (not mere) negligence.

             14.8. Individual Capacity. With respect to the obligation of ACM Agent or any Co-Agent to lend under this Agreement, the Advances made by it each shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as ACM Agent or Co-Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include ACM Agent and Co-Agents in their individual capacity as a Lender. ACM Agent and Co-Agents may engage in business with Borrower as if they were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

             14.9. Delivery of Documents. To the extent ACM Agent and Co-Agents receive documents and information from Borrower pursuant to the terms of this Agreement, ACM Agent and Co-Agents will promptly furnish such documents and information to Lenders.

             14.10. Borrower's Undertaking to ACM Agent and Co-Agents. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with ACM Agent and Co-Agents to pay to ACM Agent from time to time


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on demand all amounts from time to time due and payable by it for the account of
ACM Agent and Co-Agents or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.


XIV.         MISCELLANEOUS.

             15.1.  Governing  Law.  This  Agreement  shall be  governed  by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lenders to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against ACM Agent, Co-Agents or Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

             15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between
Borrower, ACM Agent, Co-Agents and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guaranties. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                         (b)      ACM Agent with the consent in writing of the
Required Lenders,  Co-Agents and Borrower may, subject to the provisions of this
Section 15.2 (b), from time to time enter into


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written  supplemental  agreements  to  this  Agreement  or the  Other  Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, ACM Agent or Co-Agents or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                                  (i)  increase the Commitment Percentage of any
Lender.

                                  (ii) extend the maturity of any Revolving
Credit Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to ACM Agent, Co-Agents or Lenders pursuant to this Agreement.

                                  (iii)alter the definition of the term Required
Lenders or alter, amend or modify this Section 15.2(b).

                                  (iv) to the extent not otherwise permitted
under this Agreement, release any Collateral during any calendar year having an aggregate value in excess of $100,000.

                                  (v)  change the rights and duties of ACM Agent
or any Co-Agent.

Any such supplemental agreement shall apply equally to each of Lenders and shall be binding upon Borrower, Lenders, ACM Agent and Co-Agents and all future holders of the Obligations. In the case of any waiver, Borrower, ACM Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

             15.3.       Successors and Assigns; Participations; New Lenders.

                         (a)      This Agreement shall be binding upon and inure
to the benefit of Borrower, ACM Agent, Co-Agents, each Lender, all future holders of any Revolving Credit Note and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of ACM Agent, Co-Agents and each Lender.

                         (b)    Borrower acknowledges that in the regular course
of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it


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



or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                         (c)      Any Lender may sell, assign or transfer all or
any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $3,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and ACM Agent and delivered to ACM Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment
Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents and shall execute such instruments and documents as may be required.

                         (d)      ACM Agent shall maintain at its address a copy
of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time.
The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, ACM Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The


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



Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. ACM Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                         (e)      Subject to Section 15.15 hereof, Borrower
authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

             15.4. Application of Payments. ACM Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or ACM Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by ACM Agent or such Lender.

             15.5. Indemnity. Borrower shall indemnify ACM Agent, each Co-Agent and each Lender and each of their respective officers, directors, employees, and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against ACM Agent, any Co-Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not ACM Agent, Co-Agents or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

             15.6. Notice. Any notice or request hereunder may be given to Borrower or to ACM Agent, Co-Agents or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out


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



below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone or electronic communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)  If to ACM Agent or                      IBJ Schroder Bank & Trust Company
            IBJS at:                         One State Street
                                             New York, New York 10004
                                             Attention:  Wing Louie
                                             Telephone:  (212) 858-2939
                                             Telecopier: (212) 858-2151

            with a copy to:                  Hahn & Hessen LLP
                                             350 Fifth Avenue
                                             New York, New York 10118-0075
                                             Attention:  Steven J. Seif, Esq.
                                             Telephone:  (212) 736-1000
                                             Telecopier: (212) 594-7167

(B) If to Co-Agents or any Lender other than ACM Agent, as specified on the signature pages hereof

(C)  If to Borrower, at:                     Swank, Inc.
                                             90 Park Avenue
                                             New York, New York 10016
                                             Attention:  John Tulin
                                             Telephone:  (212) 867-2600
                                             Telecopier: (212) 370-1039

                                             Swank, Inc.
                                             6 Hazel Street
                                             Attleboro, Massachusetts 02703
                                             Attention:  Andrew Corsini
                                             Telephone:  (508) 222-3400
                                             Telecopier: (508) 226-9598



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



             with a copy to:                  Parker Chapin Flattau & Klimpl LLP
                                              1211 Avenue of the Americas
                                              New York, New York 10036
                                              Attention:  William Freedman, Esq.
                                              Telephone:  (212) 704-6193
                                              Telecopier: (212) 704-6288

             15.7. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

             15.8. Expenses. All costs and out of pocket expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by ACM Agent, ACM Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on ACM Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to ACM Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to ACM
Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

             15.9. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, ACM Agent, if ACM Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

             15.10. Consequential Damages. Neither ACM Agent, Co-Agents nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

             15.11. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

             15.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.


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




             15.13. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

             15.14.      Survival.  The obligations of Borrower under Sections
3.7 and 3.8 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

             15.15. Confidentiality. ACM Agent, each Lender and each Transferee shall hold all non-public information obtained by ACM Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with ACM Agent's, such Co-Agent's such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, ACM Agent, each Co-Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to ACM Agent, Co-Agents, any Lender or to any prospective Transferees and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, ACM Agent, each Co-Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall ACM Agent, any Co-Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of ACM Agent, any Co-Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

             15.16. Publicity. Borrower hereby authorizes ACM Agent, Co- Agents and Lenders to make appropriate announcements of the financial arrangement
entered  into  among  Borrower,  ACM  Agent  and  Lenders,  including,   without
limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as ACM Agent, Co-Agents or Lenders shall in its sole and absolute discretion deem appropriate. Any announcement which specifically refers to GECC shall only be issued with GECC's prior written approval, which approval shall not be unreasonably withheld or delayed.




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             Each of the  parties has signed  this  Agreement  as of the day and year first above written.

                                   SWANK, INC.
ATTEST:

                                   By:_______________________________
________________________           Name:_____________________________
[SEAL]                             Title:____________________________

                                   90 Park Avenue
                                   New York, New York 10016

                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Lender, ACM Agent and as Co-
                                   Agent

                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   One State Street
                                   New York, New York 10004

                                   Commitment Percentage:  50%

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as Lender and as Co-
                                   Agent

                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   201 High Ridge Road
                                   Stamford, Connecticut 06927

                                   Commitment Percentage:  50%


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